Exhibit 21.1

The Registrant's principal subsidiaries as of December 31, 2020 are listed below. All other subsidiaries of the Registrant, if considered in the aggregate as a single affiliate, would not constitute a significant subsidiary of the Registrant.

Fortive Corporation

Subsidiaries of the Registrant

Company Name	Jurisdiction of Formation

AB Qualitrol AKM	Sweden
Accruent North ULC	Canada
Accruent UK Limited	United Kingdom
Accruent, LLC	United States
Advanced Sterilization Products, Inc.	United States
Advanced Sterilization, S. de R.L. de C.V.	Mexico
Anderson Instrument Co., Inc.	United States
Anhui Shifu Instruments Co., Ltd.	China
ASP Global Manufacturing GmbH	Switzerland
ASP International GmbH	Switzerland
ASP Japan G.K.	Japan
Athena SuperHoldCo, Inc.	United States
Beaverton LLC	United States
BlueCielo ECM Solutions B.V.	Netherlands
BlueCielo ECM Solutions IP B.V.	Netherlands
Censis Technologies, Inc.	United States
DATAPAQ Limited	United Kingdom
Dynapar Corporation	United States
eMaint Enterprises, LLC	United States
EMS Software, LLC	United States
Fluke (Switzerland) GmbH	Switzerland
Fluke Corporation	United States
Fluke Deutschland GmbH	Germany
Fluke Electronics Corporation	United States
Fluke Europe B.V.	Netherlands
Fluke Precision Measurement Limited	United Kingdom
Fluke Process Instruments GmbH	Germany
Fluke Testing Instruments (Shanghai) Co., Ltd.	China
Fortive Medical Devices (Shanghai) Co., Ltd.	China
Fortive Setra-ICG (Tianjin) Co. Ltd.	China
Four Rivers Software Systems, Inc.	United States
FTV Business Services, LLC	United States
FTV Global Treasury Center Management Ltd.	United Arab Emirates
FTV Investment Limited	Cayman Islands
Gems Sensors Inc.	United States
Global Physics Solutions, Inc.	United States
Hengstler GmbH	Germany
Industrial Scientific Canada ULC	Canada
Industrial Scientific Corporation	United States
Infrared Integrated Systems Limited	United Kingdom
Intelex Technologies, ULC	Canada
Invetech Pty Ltd	Australia
Invetech, Inc.	United States
Iris Power LP	Canada

Keithley Instruments, LLC	United States
Landauer Europe SAS	France
Landauer, Inc.	United States
Lucernex Inc.	United States
Maintenance Connection, LLC	United States
Neff Holding GmbH	Germany
Negele Messtechnik GmbH	Germany
Pacific Scientific Energetic Materials Company (California) LLC	United States
Prüftechnik Condition Monitoring GmbH	Germany
Prüftechnik Dieter Busch GmbH	Germany
Qualitrol Company LLC	United States
R.S. Means Company LLC	United States
Serveron Corporation	United States
Setra Systems, Inc.	United States
Sightlines, LLC	United States
Tektronix (China) Co., Limited	China
Tektronix (India) Private Ltd.	India
Tektronix China Investments Ltd.	Cayman Islands
Tektronix China Trading	Cayman Islands
Tektronix Hong Kong Limited	Hong Kong
Tektronix International Sales GmbH	Switzerland
Tektronix, Inc.	United States
TFF Corporation	Japan
TGA Cayman Finance Ltd.	Cayman Islands
TGA CI US-Finance Limited	Cayman Islands
TGA Deutschland GmbH	Germany
TGA Finance (Canada) Limited	Canada
TGA Holding GmbH	Switzerland
TGA Holding Singapore PTE. Ltd.	Singapore
TGA Industries Limited	United Kingdom
TGA Investments Ltd	Cayman Islands
TGA North America Holdings II LLC	United States
TGA UK Omega Limited	United Kingdom
The Gordian Group, Inc.	United States
Unfors RaySafe AB	Sweden
Unfors RaySafe, Inc.	United States
Verisae, Inc.	United States
VFA Canada Corporation	Canada
VFA, Inc.	United States